Exhibit 10.4

EXECUTION COPY

TELESIS SUBORDINATION AGREEMENT

This Subordination Agreement (this “Agreement”) is entered into as of the 25th day of April 2006, by and among Laurus Master Fund, Ltd., a Cayman Islands company (the “Senior Lender”), Telesis CDE Two, LLC, a Delaware limited liability company (the “Subordinated Lender”), Biovax, Inc., a Florida corporation (the “Company”), Biovest International, Inc., a Delaware corporation (“Biovest”), and Accentia Biopharmaceuticals, Inc., a Florida corporation (“Accentia,” and together with the Senior Lender, the Subordinated Lender, the Company and Biovest, collectively, the “Parties”). Unless otherwise defined herein, capitalized terms used herein shall have the meaning provided such terms in that certain Consent referred to below.

BACKGROUND

WHEREAS, pursuant to that certain Consent entered into by and among the Senior Lender, the Company, Biovest and Biolender, LLC, a Delaware limited liability company (“Biolender”) and others (as amended, modified or supplemented from time to time, the “Consent”), it is a condition to the Senior Lender consenting to (i) that certain Convertible Loan Agreement, to be dated on or around April 24, 2006 among the Subordinated Lender, the Company and Biovest (the “Junior Loan Agreement”) and that certain Subordinated Convertible Promissory Note to be issued by the Company to the Lender on or about April 24, 2006 evidencing the obligations arising from the Junior Loan Agreement (the “Junior Note,” and together with the Junior Loan Agreement, collectively, the “Junior Loan Documents”), and (ii) that certain guaranty, to be dated on or about April 24, 2006 issued by Biovest, Accentia and others to the Subordinated Lender and U.S. Bancorp Community Investment Corporation (the “Guaranty”), that the Senior Lender and the Subordinated Lender enter into this Agreement.

WHEREAS, pursuant to the Junior Loan Documents, the Subordinated Lender has agreed to make available to the Company a subordinated loan facility on the terms set forth therein; and

WHEREAS, it has been agreed that the facilities evidenced by the Laurus Funding Documents and the Junior Loan Documents should rank in accordance with the priorities established by this Agreement.

NOW, THEREFORE, the Parties agree as follows:

TERMS

1. All obligations of Biovest or any of its Subsidiaries (as defined below) to the Senior Lender under the Biovest Funding Documents are referred to as “Senior Biovest Liabilities.” All obligations of Accentia or any of its Subsidiaries to the Senior Lender under the Accentia Funding Documents are referred to as “Senior Accentia Liabilities.” The obligations of the Company under the Junior Loan Documents are referred to as the “Junior Company Liabilities.” The obligations of Biovest under the Junior Loan Documents and the obligations of

Subordination Agreement

Biovest to the Subordinate Lender under the Guaranty are referred to, collectively, as the “Junior Biovest Liabilities.” The obligations of Accentia under the Guaranty are referred to as “Junior Accentia Liabilities,” and together with the Junior Company Liabilities and the Junior Biovest Liabilities, collectively, the “Junior Liabilities.”

“Subsidiary” means (i) a corporation or other entity whose shares of stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other persons or entities performing similar functions for such person or entity, are owned, directly or indirectly, by such person or entity or (ii) a corporation or other entity in which such person or entity owns, directly or indirectly, more than 50% of the equity interests at such time.

2. Except (i) to the extent there exists no defaults under Laurus Funding Documents that have not been cured or otherwise waived by the Senior Lender and the covenants in the New Market Transaction Documents have not been materially changed, the Company shall have the right to convert principal outstanding under the Junior Loan Agreement without the consent of the Senior Lender and to issue such conversion shares to the Subordinated Lender prior to maturity of such obligations; provided that, in respect of each such conversion, (a) such conversion shall only be permitted using common stock of Biovest as set forth in the terms and conditions of the aforementioned agreement, (b) the “Conversion Price” of the common stock shall mean the average closing price of the common stock of Biovest on the NASD OTC Bulletin Board or other market where the common stock is listed for the five business days immediately preceding the conversion, provided that if on any such date the shares of common stock are not listed or admitted for trading on any national securities exchange or quoted by OTCBB or a similar service, then the current market price shall be determined in good faith by the Board of Directors of the Company and shall be reasonably acceptable to the Senior Lender, and (c) the Company and Biovest covenant that they will only undertake the conversion as described above on the condition that the Junior Lender agrees not to sell such conversion shares to any third party until the expiration of the original maturity date of such obligations under the Junior Loan Documents; (ii) as expressly otherwise provided in this Agreement or (iii) as the Senior Lender may otherwise expressly consent in writing, the payment of the Junior Company Liabilities shall be postponed and subordinated in right of payment and priority to the payment in full of the Senior Biovest Liabilities. Furthermore, no payments or other distributions in respect of the Junior Company Liabilities shall be made (whether at stated maturity, by acceleration or otherwise) nor shall any property or assets of the Company or any of its Subsidiaries be applied to the purchase or other acquisition or retirement of any Junior Company Liabilities prior to the termination of this agreement or the repayment in full of Biovest’s obligations under the Biovest Funding Documents, unless otherwise agreed to in writing by the Senior Lender. Notwithstanding anything to the contrary contained in this paragraph 2 or elsewhere in this Agreement, the Company and its Subsidiaries may make regularly scheduled interest payments and payments of reasonable expenses, as the case may be, to the Subordinated Lender with respect to the Junior Company Liabilities, so long as (i) no Event of Default (as defined in the Secured Promissory Note, dated as of March 31, 2006 and

Telesis Subordination Agreement

issued by Biovest to the Senior Lender (the “Note”)) has occurred and is continuing at the time of any such payment and (ii) the amount of such regularly scheduled interest payments and the rate of interest, in each case, with respect to the Junior Liabilities is not increased from that in effect on the date hereof.

Except as expressly otherwise provided in this Agreement or as the Senior Lender may otherwise expressly consent in writing, the payment of the Junior Biovest Liabilities shall be unsecured and subordinated in right of payment and priority to the payment in full of the Senior Biovest Liabilities.

Except as expressly otherwise provided in this Agreement or as the Senior Lender may otherwise expressly consent in writing, the payment of the Junior Accentia Liabilities shall be unsecured and subordinated in right of payment and priority to the payment in full of all Senior Accentia Liabilities.

4. The Subordinated Lender hereby subordinates all claims and security interests it may have against, or with respect to, any of the assets of the Company and/or any of its Subsidiaries, to the security interests granted by the Company and/or any of its Subsidiaries to the Senior Lender in respect of the Senior Liabilities.

5. In the event of any dissolution, winding up, liquidation, readjustment, reorganization or other similar proceedings relating to Accentia, Biovest and/or any of its Subsidiaries or to its creditors, as such, or to its property (whether voluntary or involuntary, partial or complete, and whether in bankruptcy, insolvency or receivership, or upon an assignment for the benefit of creditors, or any other marshalling of the assets and liabilities of the Company and/or any of its Subsidiaries, or any sale of all or substantially all of the assets of the Company and/or any of its Subsidiaries, or otherwise), (x) the Senior Biovest Liabilities shall first be paid in full before the Subordinated Lender shall be entitled to receive and to retain any payment or distribution in respect of any Junior Company Liabilities or Junior Biovest Liabilities and (y) the Senior Accentia Liabilities shall first be paid in full before the Subordinated Lender shall be entitled to receive and to retain any payment or distribution in respect of any Junior Accentia Liabilities.

6. The Subordinated Lender will mark his books and records so as to clearly indicate that the Junior Company Liabilities, the Junior Biovest Liabilities and the Junior Accentia Liabilities are subordinated in accordance with the terms of this Agreement. The Subordinated Lender will execute such further documents or instruments and take such further action as the Senior Lender may reasonably request from time to time request to carry out the intent of this Agreement.

7. The Subordinated Lender hereby waives all diligence in collection or protection of or realization upon the Senior Biovest Liabilities and the Senior Accentia Liabilities or any security for the Senior Biovest Liabilities and the Senior Accentia Liabilities.

Telesis Subordination Agreement

8. The Subordinated Lender will not during the term of this Agreement without the prior written consent of the Senior Lender: (a) attempt to enforce or collect any Junior Company Liability or any rights in respect of any Junior Company Liability other than with respect to payments otherwise permitted herein; or (b) commence, or join with any other creditor in commencing, any bankruptcy, reorganization or insolvency proceedings with respect to Accentia, Biovest and/or any of its Subsidiaries.

9. The Senior Lender may, from time to time, at its sole discretion and without notice to the Subordinated Lender, take any or all of the following actions: (a) retain or obtain a security interest in any property to secure any of the Senior Liabilities; (b) retain or obtain the primary or secondary obligation of any other obligor or obligors with respect to any of the Senior Liabilities; (c) extend or renew for one or more periods (whether or not longer than the original period to the extent not longer than the six year anniversary of the date hereof), alter, increase or exchange any of the Senior Liabilities, or release or compromise any obligation of any nature of any obligor with respect to any of the Senior Liabilities; and (d) release its security interest in, or surrender, release or permit any substitution or exchange for, all or any part of any property securing any of the Senior Liabilities, or extend or renew for one or more periods (whether or not longer than the original period) or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such property.

10. The Senior Lender may, from time to time, whether before or after any discontinuance of this Agreement, without notice to the Subordinated Lender, assign or transfer any or all of the Senior Liabilities or any interest in the Senior Liabilities; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer of the Senior Liabilities, such Senior Liabilities shall be and remain Senior Liabilities for the purposes of this Agreement, and every immediate and successive assignee or transferee of any of the Senior Liabilities or of any interest in the Senior Liabilities shall, to the extent of the interest of such assignee or transferee in the Senior Liabilities, be entitled to the benefits of this Agreement to the same extent as if such assignee or transferee were the Senior Lender, as applicable; provided, however, that, unless the Senior Lender shall otherwise consent in writing, the Senior Lender shall have an unimpaired right, prior and superior to that of any such assignee or transferee, to enforce this Agreement, for the benefit of the Senior Lender, as to those of the Senior Liabilities which the Senior Lender has not assigned or transferred.

11. The Senior Lender shall not be prejudiced in its rights under this Agreement by any act or failure to act of the Subordinated Lender, or any noncompliance of the Subordinated Lender with any agreement or obligation, regardless of any knowledge thereof which the Senior Lender may have or with which the Senior Lender may be charged; and no action of the Senior Lender permitted under this Agreement shall in any way affect or impair the rights of the Senior Lender and the obligations of the Subordinated Lender under this Agreement.

12. No delay on the part of the Senior Lender in the exercise of any right or remedy shall operate as a waiver of such right or remedy, and no single or partial exercise by the Senior Lender of any right or remedy shall preclude other or further exercise of such right or remedy or

Telesis Subordination Agreement

the exercise of any other right or remedy; nor shall any modification or waiver of any of the provisions of this Agreement be binding upon the Senior Lender except as expressly set forth in a writing duly signed and delivered on behalf of the Senior Lender. For the purposes of this Agreement, Senior Liabilities shall have the meaning set forth in Section 1 above, notwithstanding any right or power of the Subordinated Lender or anyone else to assert any claim or defense as to the invalidity or unenforceability of any such obligation, and no such claim or defense shall affect or impair the agreements and obligations of the Subordinated Lender under this Agreement.

13. This Agreement and all rights and obligations of the Parties hereunder shall terminate upon the earlier to occur of (x) the indefeasible repayment in full of the Company’s obligations under the Biovest Funding Documents and the Accentia Funding Documents and (y) if ever, the issuance by Senior Lender of indebtedness which is in principal amount, at least $5,000,000 in excess of the principal amount of indebtedness of Biovest to Senior Lender as contemplated in the Biovest Funding Documents as in effect on the date hereof.

14. This Agreement shall be binding upon the Subordinated Lender and upon the heirs, legal representatives, successors and assigns of the Subordinated Lender and the successors and assigns of the Subordinated Lender.

15. This Agreement shall be construed in accordance with and governed by the laws of New York without regard to conflict of laws provisions. Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

[Signature page follows]

Telesis Subordination Agreement

IN WITNESS WHEREOF, this Agreement has been made and delivered as of the date above first written.

TELESIS CDE TWO, LLC

By:	Telesis CDE Corporation,
its managing member

By:
Name:
Title:

LAURUS MASTER FUND, LTD.

By:
Name:
Title:

Acknowledged and Agreed to by:

BIOVAX, INC.

By:	/s/ James A. McNulty
Name:	James A. McNulty
Title:	CFO/Secretary

BIOVEST INTERNATIONAL, INC.

By:	/s/ James A. McNulty
Name:	James A. McNulty
Title:	CFO/Secretary

Telesis Subordination Agreement